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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K

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                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)       June 16, 1997
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                        SHELLS SEAFOOD RESTAURANTS, INC.
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             (Exact Name of Registrant as Specified in its Charter)


       DELAWARE                          0-28258                65-0427966
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(State or Other Jurisdiction          (Commission              (IRS Employer
     of Incorporation)                 File Number)          Identification No.)


  16313 N. DALE MABRY HIGHWAY, SUITE 100, TAMPA, FLORIDA             33618
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(Address of Principal Executive Offices)                           (Zip Code)


Registrant's telephone number, including area code:       (813) 961-0944
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                                 NOT APPLICABLE
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          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5. OTHER EVENTS

     On June 16, 1997, Shells Seafood Restaurants, Inc. (the "Company") gave notice to the holders of all of its outstanding publicly registered Common Stock Purchase Warrants (the "Public Warrants") that the Company will redeem the Public Warrants on July 16, 1997 (the "Redemption Date"), at a redemption price of $.10 per Warrant. The Company issued 805,000 Public Warrants in connection with its initial public offering during 1996. In addition, simultaneous with the delivery of notice to the holders of the Public Warrants, the Company gave a similar notice of redemption to holders of warrants to purchase an additional 112,376 shares of Common Stock at an exercise price of $6.00 per share (the "Private Warrants" and together with the Public Warrants, the "Warrants"). The Warrants may be exercised at any time up to and including 5:00 p.m., Eastern Standard Time, on July 16, 1997 (the "Exercise Termination Time"). To the extent any holder of Warrants elects not to exercise the Warrants prior to the Exercise Termination Time, such holder will receive payment thereafter at the redemption price of $.10 per Warrant. The notice of redemption sent to the holders of the Public Warrants is attached hereto as an exhibit and details the procedures for exercising the Public Warrants.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (C)  EXHIBITS.

     99. Notice of Redemption of Common Stock Purchase Warrants, dated June 16, 1997.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            SHELLS SEAFOOD RESTAURANTS, INC.

Date: June 20, 1997                         By: /s/ WARREN R. NELSON
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                                            Name: Warren R. Nelson
                                            Title: Chief Financial Officer